                                                                      EXHIBIT 99

Information required by Form 11-K with respect to the Haverty Furniture Companies, Inc. Thrift Plan for the Fiscal Year Ended December 31, 2001

(a) The following financial statements are furnished for the above-referenced Plan:

         Report of Independent Auditors;
         Statements of Net Assets Available for Benefits
          December 31, 2001 and 2000;
         Statements of Changes in Net Assets Available for
          Benefits for the Years Ended December 31, 2001 and 2000; Notes to Financial Statements;
         Schedule H -- Line 4i - Schedule of Assets Held for Investment
         Purposes

(b)      Exhibits:

         Consent of Independent Auditors

AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
Haverty Furniture Companies, Inc. Thrift Plan
Years ended December 31, 2001 and 2000
with Report of Independent Auditors

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                          Audited Financial Statements
                            and Supplemental Schedule


                     Years ended December 31, 2001 and 2000


                                    CONTENTS

Report of Independent Auditors...........................................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits..........................................................2
Statements of Changes in Net Assets Available for Benefits...............................................3
Notes to Audited Financial Statements....................................................................4


Supplemental Schedule

Schedule of Assets (Held at End of Year)................................................................10

                         Report of Independent Auditors

Employee Benefits Committee of
Haverty Furniture Companies, Inc.

We have audited the accompanying statements of net assets available for benefits of Haverty Furniture Companies, Inc. Thrift Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2001 and 2000, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2001, is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.



May 28, 2002
Atlanta, Georgia

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                 Statements of Net Assets Available for Benefits

                                                                    DECEMBER 31
                                                             2001                2000
                                                          -----------        -----------
ASSETS
Cash                                                      $        --        $   417,051
Dividends and interest receivable                                  --             93,038
Investments, at fair value                                 47,080,082         46,906,611
                                                          -----------        -----------
Net assets available for benefits                         $47,080,082        $47,416,700
                                                          ===========        ===========

See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

           Statements of Changes in Net Assets Available for Benefits

                                                              YEAR ENDED DECEMBER 31
                                                              2001               2000
                                                          -----------        -----------
Additions to net assets attributed to:
  Contributions:
    Employer                                              $ 1,361,590        $ 1,174,120
    Participants                                            4,983,400          5,125,531
                                                          -----------        -----------
                                                            6,344,990          6,299,651

  Interest and dividends                                    1,343,803            754,801
                                                          -----------        -----------
                                                            7,688,793          7,054,452
Deductions from net assets attributed to:
  Net depreciation in fair value of investments             1,495,948          2,125,987
  Benefit payments                                          6,529,463          5,361,105
                                                          -----------        -----------
                                                            8,025,411          7,487,092
                                                          -----------        -----------

Net decrease                                                  336,618            432,640

Net assets available for benefits:
   Beginning of year                                       47,416,700         47,849,340
                                                          -----------        -----------
   End of year                                            $47,080,082        $47,416,700
                                                          ===========        ===========

See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                      Notes to Audited Financial Statements

                                December 31, 2001


1. DESCRIPTION OF THE PLAN

The Haverty Furniture Companies, Inc. Thrift Plan (the "Plan") is sponsored by Haverty Furniture Companies, Inc. (the "Company" and "Plan Sponsor"). The Plan is a "qualified cash or deferred arrangement" plan under Section 401(k) of the Internal Revenue Code (the "Code"). The following description of the Plan provides only general information. Further information about the Plan is contained in the Summary Plan Description, Your 401(k) Thrift Plan. Copies of this booklet are available at the Company's Human Resources office.

Effective April 2, 2001, the Plan was amended to: (1) change the valuation of participant accounts from a monthly to a daily basis, (2) automatically enroll eligible participants into the Plan at a 2% deferral election, (3) shorten the enrollment period from the first of the quarter after 90 days of service to the first of the month after 60 days of service, and (4) add two additional mutual fund investment options. Also effective April 2, 2001, Chase Manhattan Bank, N.A. replaced SunTrust Banks, Inc. as the Plan's trustee.

The Plan's assets are maintained by J.P. Morgan Chase Bank under the terms of a trust agreement. SunTrust Bank maintained the Plan's assets until April 2, 2001 under the terms of a previous trust agreement. J.P. Morgan Chase Bank and SunTrust Bank are collectively referred to as the "Trustees". ADP Retirement Services provided record keeping services to the Plan in 2001 and 2000.

ELIGIBILITY

Company employees' become eligible for participation in the Plan after they attain 21 years of age and complete 60 days of continuous, active employment (90 days of service prior to April 2, 2001). Plan entry dates are the first day of any calendar quarter. An employee who is included in a unit of employees covered by a collective bargaining agreement are excluded from participating in the Plan unless provided in the written agreement.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                Notes to Audited Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

CONTRIBUTIONS

Participation is voluntary and eligible employees may elect to defer up to 16% of their compensation through payroll deductions, subject to statutory limitations. The Company matches employee contributions at the rate of 50% for all contributions up to and including 2%, and 25% for all contributions between 3% and 6% of each participant's annual compensation. Additional amounts may be contributed at the option of the Company's Board of Directors.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings.

Allocations are based on participant earnings or account balances, as defined in the Plan agreement. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

VESTING

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the employer contribution portion of their accounts plus actual earnings thereon is based on the number of years of service with the Company. A participant is vested after five years of credited service.

Forfeitures of employer contributions are used to offset employer-matching contributions for the same and/or future Plan years. Forfeited non-vested accounts of approximately $49,000 and $102,000 were used to reduce employer contributions during the years ended December 31, 2001 and 2000, respectively.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                Notes to Audited Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

PAYMENT OF BENEFITS

All amounts credited to a participant's accounts are distributed with no forfeiture upon termination of employment for death, total disability, retirement at age 65, or after completion of five or more years of service.

The participant may elect to receive the portion of his/her account that is invested in Haverty Furniture Companies, Inc. Common Stock in cash, in whole shares of stock, or a combination of the two. All other investments are paid in a cash lump sum.

Participants are eligible to receive hardship withdrawals when certain conditions are met.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of the Plan are prepared using the accrual method of accounting.

INVESTMENT VALUATION

The Plan's investments in mutual funds are stated at fair value based on national exchanges. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Money market funds are stated at cost, which approximates fair value.

INVESTMENT INCOME

Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned. Purchases and sales of securities are recorded on a trade date basis.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                Notes to Audited Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

ADMINISTRATIVE EXPENSES

The Plan Sponsor paid all administrative expenses of the Plan during 2001 and 2000.

3. INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                                       DECEMBER 31
                                                                   2001            2000
                                                               -----------      -----------
Federated Short-Term U.S. Government Fund                      $ 3,069,196      $ 2,234,730
Dodge & Cox Balanced Fund                                       11,168,192        8,519,481
Fidelity Magellan Fund                                          12,153,528       16,751,730
Lord Abbett Affiliated Fund                                      4,629,956        5,463,617
Vanguard S&P 500 Index Fund                                      7,681,937        8,866,918
Haverty Furniture Companies, Inc.                                4,833,924        3,353,718

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                Notes to Audited Financial Statements (continued)

3. INVESTMENTS (CONTINUED)

The Plan's investments (including investments purchased, sold as well as held during the year) (depreciated) appreciated in fair value as determined by quoted market prices as follows:



                                                              YEAR ENDED DECEMBER 31
                                                              2001               2000
                                                          -----------        -----------
Mutual funds                                              $(2,164,591)       $(1,204,302)
Haverty Furniture Companies, Inc. Common Stock                668,643           (921,685)
                                                          -----------        -----------
                                                          $(1,495,948)       $(2,125,987)
                                                          ===========        ===========

4. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated June 21, 1996, stating that the Plan is qualified under Section 401(a) of the Code and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of the determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

5. TRANSACTIONS WITH PARTIES-IN-INTEREST

At December 31, 2001 and 2000, the Plan held 292,080 and 339,617 shares of Haverty Furniture Companies, Inc. Common Stock, respectively. The fair value of this stock at December 31, 2001 and 2000 was $4,833,924 and $3,353,718,
respectively. During 2001 and 2000, the Plan received $64,898 and $69,234, respectively, in dividends on Haverty Furniture Companies, Inc. Common Stock.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                Notes to Audited Financial Statements (continued)

6. PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their accounts.

                              Supplemental Schedule

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                          EIN: 58-0281900 Plan No.: 003

                              Schedule H, Line 4(i)
                    Schedule of Assets (Held at End of Year)

                                December 31, 2001

                            (B)
           IDENTITY OF ISSUE, BORROWER, LESSOR OR                 (C)                              (E)
  (A)                  SIMILAR PARTY                   DESCRIPTION OF INVESTMENT              CURRENT VALUE
----------------------------------------------------------------------------------------------------------------
   *    J.P. Morgan Chase Bank                         Money Market Fund                        $   253,834

        Federated Short-Term U.S. Government Fund
                                                       Mutual Fund                                3,069,196
        Federated U.S. Government Security Fund
                                                       Mutual Fund                                2,052,446
        Dodge & Cox Balanced Fund                      Mutual Fund                               11,168,192
        Fidelity Magellan Fund                         Mutual Fund                               12,153,528
        Lord Abbett Affiliated Fund                    Mutual Fund                                4,629,956
        T. Rowe Price Small Cap Stock                  Mutual Fund                                1,161,227
        American Funds Europacific Growth              Mutual Fund                                   75,842
        Vanguard S&P 500 Index Fund                    Mutual Fund                                7,681,937

   *    Haverty Furniture Companies, Inc.              Common Stock                               4,833,924
                                                                                                -----------
                                                                                                $47,080,082
                                                                                                ===========

* Indicates a party-in-interest to the Plan.

Note:  Column (d) has not been presented as that information is not required.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated May 28, 2002, with respect to the financial statements and supplemental schedule of Haverty Furniture Companies, Inc. Thrift Plan included in this Form 10-K/A, Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ Ernst & Young, LLP

Atlanta, Georgia
June 26, 2002

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 28th day of June 2002, by the undersigned thereunto duly authorized.


                                             HAVERTY FURNITURE COMPANIES, INC.
                                                      THRIFT PLAN


                                             By  /s/ Dennis L. Fink
                                                 -----------------------------
                                                 Dennis L. Fink,
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (principal financial officer)


                                             By  /s/ Dan C. Bryant
                                                 -----------------------------
                                                 Dan C. Bryant,
                                                 Vice President and Controller
                                                 (principal accounting officer)